Exhibit 10.2

Supplemental Agreement to Cooperation Agreement

on Transfer of Source Plasma and Plasma Ingredients I+II+III Sediments for Producing Blood Products

(Summary translation)

This Supplemental Agreement is entered into on April 16, 2015 by and between:

Party A (Supplier): Xinjiang Deyuan Bioengineering Co., Ltd;

Party B (Receiver): Guizhou Taibang Biological Products Co., Ltd

Any term not otherwise defined herein shall have the meaning ascribed to it under the Original Agreement (as defined below).

Both parties entered into the Cooperation Agreement on Transfer of Source Plasma and Plasma Ingredients I+II+III Sediments for Producing Blood Products (the “Original Agreement”) on September 30, 2014. The Original Agreement provides that “[i]f the Administration Approval has not been obtained before October 31, 2014, except by mutual agreement to extend [the Original] Agreement, Party A shall repay the deposit to the account of Party B before November 5, 2014, and [the Original] Agreement shall terminate accordingly. If Party A delays such repayment, Party A shall pay a penalty in the amount of 0.3% of the overdue amount accrued on a daily basis.” The parties had not obtained the Administration Approval by October 31, 2014 and expected it difficult to obtain such approval in near term. Since the Administration has accepted the application for the transfer of the Source Plasma under the Original Agreement, following negotiations between the parties to facilitate their cooperation under the Original Agreement, both parties agree to amend the Original Agreement by entering into this Supplemental Agreement as follows:

1.  Section 5.2(4) of the Original Agreement shall be amended and replaced by the following in its entirety: “Party B shall put to production the Source Plasma that meets its production requirements on a priority basis and covenant to complete such productions and obtain the batch-approval for the finished products by November 30, 2015. Unless the failure to obtain the batch-approval is due to the fault of Party A, if Party B fails to complete the production and obtain the batch-approval for the finished products by November 30, 2015, Party B shall pay to Party A by December 10, 2015 the remaining balance for the Source Plasma that meets production requirements.”

2.  Section 7.1(2) of the Original Agreement shall be amended and replaced by the following in its entirety: “The Administration Approval for the transfer of the Source Plasma between Party A and Party B shall be obtained before April 5, 2015.”

3.  Section 7.2 of the Original Agreement shall be amended and replaced by the following in its entirety: “If the Administration Approval has not been obtained before April 5, 2015, except by mutual agreement to extend this Agreement, Party A shall repay the deposit to the account of Party B before April 10, 2015, and this Agreement shall terminate accordingly. If Party A delays such repayment, Party A shall pay a penalty in the amount of 0.3% of the overdue amount accrued on a daily basis.”

4.  This Supplemental Agreement shall be effective upon the signature and seal by both parties.

5.  The Original Agreement shall remain effective to the extent not amended and superseded by this Supplemental Agreement.

6.  This Supplemental Agreement shall be made in four counterparts, and each party holds two. Each counterpart shall have the same legal effect.

Party A: Xinjiang Deyuan Bioengineering Co., Ltd (Seal)

Legal Representative or Authorized Representative (Signature): /s/ Lv Xianzhong

Party B: Guizhou Taibang Biological Products Co., Ltd (Seal)

Legal Representative or Authorized Representative (Signature): /s/ Yang Gang

April 16, 2015

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